Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Check Point Software Technologies Ltd, pertaining to the Pointsec Mobile Technologies Inc. 2003 Stock Option Plan, the Pointsec Mobile Technologies Inc. 2005 Stock Option Plan and the Pointsec Mobile Technologies Inc. 2006 Stock Option Plan of our reports dated March 14, 2007, with respect to the consolidated financial statements of Check Point Software Technologies Ltd. and subsidiaries included in its Annual Report on Form 20-F for the year ended December 31, 2006, Check Point Software Technologies Ltd. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Check Point Software Technologies Ltd, filed with the Securities and Exchange Commission.

/s/ Kost, Forer, Gabbay & Kasierer KOST, FORER, GABBAY & KASIERER A Member of Ernst & Young Global

Tel Aviv, Israel
April 16, 2007